Exhibit 99

CONTACT:
	Investors:	REGIS CORPORATION: Paul D. Finkelstein – President, CEO Randy L. Pearce – Executive Vice President, CFO Kyle P. Didier – Vice President, Finance (952) 947-7000
For Immediate Release
	Media:	BERNS COMMUNICATIONS GROUP: Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS CORPORATION REPORTS SECOND QUARTER EPS GROWTH OF 15 PERCENT
-Earnings per Diluted Share of $0.60 Tops Guidance by 4 Cents-
-Company Raises 2004 EPS Guidance to a Range of $2.21 to $2.24-

     MINNEAPOLIS, January 21, 2004 — Regis Corporation (NYSE:RGS) the global leader in the $135 billion hair care industry, today reported record financial results for its fiscal second quarter ended December 31, 2003. Consolidated revenues for the second quarter increased 14 percent to a record $472 million, compared to $415 million during the second quarter last year. Consolidated same-store sales increased 2.4 percent, compared to a 1.1 percent increase during the same period last year. Second quarter earnings increased to $27.7 million, or $0.60 per diluted share, compared with $23.6 million, or $0.52 per diluted share, last year.

     As of December 31, 2003, Regis Corporation owned or franchised 9,775 salons compared to 9,313 salons as of December 31, 2002, a net increase of 462 salons. In the second quarter, the Company added a net total of 68 salons to its overall base by constructing and opening 92 new salons, acquiring 32 salons (including 18 franchise buybacks) and franchisees opening an additional 66 salons. Additionally, 104 company-owned and franchised salons were relocated or closed during the quarter.

     Paul D. Finkelstein, president and chief executive officer, commented, “Driven by strong retail product sales, second quarter same-store sales were nearly a full percentage point above plan. As a result, we are pleased to report that quarterly earnings per share exceeded the high-end of our previous guidance by four cents.” Mr. Finkelstein further commented, “Due to the stronger than expected second quarter results, we are raising our earnings guidance for fiscal 2004 to a range of $2.21 to $2.24 per diluted share compared to $1.92 per diluted share in fiscal 2003, a projected increase of 15 to 17 percent.”

     Mr. Finkelstein continued, “While significant growth opportunities exist for each of our salon concepts and markets, we continue to explore new initiatives. We consider expansion into Asia to be one such initiative and are currently identifying salon acquisition targets in Japan. Japan offers a highly developed market, with a fashion-conscious populace.” Mr. Finkelstein further commented, “Another potential growth initiative is beauty schools. After operating four Vidal Sassoon Beauty Academies for the past year, we grew attracted to this highly profitable business. Given our size, the ability to educate, hire and place highly skilled stylists into our various Regis salon concepts should provide our company yet another competitive advantage.”

Fiscal Year 2004 Outlook

The following points pertain to changes in our financial outlook for the fiscal year ending June 30, 2004:

(For our comprehensive financial outlook please visit the Investor Information section of our corporate website at www.regiscorp.com).

•	Exclusive of future acquisitions, earnings are expected to increase 15 to 17 percent to a range of $2.21 to $2.24 per diluted share versus our previous guidance of $2.17 to $2.20.

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to $1.88 to $1.89 billion, an increase of 12 percent. Our previous guidance was for revenue growth of 11 to 12 percent to a range of $1.86 to $1.88 billion.

•	Full year consolidated same-store sales are projected to increase 1.7 to 2.0 percent, which assumes same-store sales of 1.0 to 1.5 percent in the second half of fiscal 2004. Our previous fiscal year same-store sales guidance was for an increase of 1.0 to 1.5 percent.

•	Product margins are expected to be in the high 48 to low 49 percent range of product revenue versus our previous guidance of product margins in the mid 48 percent range.

•	We plan to build 450 to 475 new company-owned salons excluding salon closures and relocations. Previously, we had projected adding 525 to 575 new corporate salons.

•	We anticipate spending up to $80 million to acquire 350 to 400 salons. Previously, we had forecasted spending $60 to $75 million.

•	Capital expenditures, excluding acquisitions, are projected to be $75 to $80 million compared to our previous forecasted range of $85 to $90 million.

     Regis Corporation will broadcast its second quarter conference call live over the internet on Wednesday, January 21, 2004 at 11:00AM Eastern Time. Interested parties are invited to listen by logging on to www.regiscorp.com. An archive of the conference call will be available at this website shortly after the conclusion of the live broadcast. On February 6, 2004 the Company will release its January revenue results, including same-store sales, before the market opens. On April 20, 2004, the Company will release its third quarter results and will provide an initial outlook for fiscal year 2005.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. As of December 31, 2003, the Company operated and franchised 9,775 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland and Puerto Rico.

     Headquartered in Minneapolis, Minnesota, Regis Corporation has 51,000 employees worldwide. The Company’s common stock is traded on the NYSE under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and our current financial outlook, please visit the Investor Information section of our corporate website at www.regiscorp.com.

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     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
Divisional Salon Counts and Revenues
For the 6-Month Period Ending December 31, 2003

	December 31, 2003	June 30, 2003

SYSTEM -WIDE SALONS:
Company-owned Salons	5,780	5,563
Franchised Salons	3,995	4,054

Total Salons	9,775	9,617

SALON LOCATION SUMMARY
DOMESTIC:
REGIS SALONS
Open at beginning of period	1,096	1,016
Constructed	19	53
Acquired	4	73
Relocations and conversions	(5)	(14)
Closed	(20)	(32)

Net salon openings	(2)	80

Open at end of period	1,094	1,096

MASTERCUTS
Open at beginning of period	590	551
Constructed	17	47
Acquired	3	0
Relocations and conversions	(3)	(4)
Closed	(7)	(4)

Net salon openings	10	39

Open at end of period	600	590

TRADE SECRET
Company-owned Salons:
Open at beginning of period	517	490
Constructed	13	34
Acquired	12	10
Relocations and conversions	0	(4)
Closed	(3)	(13)

Net salon openings	22	27

Open at end of period	539	517

Franchised Salons:
Open at beginning of period	25	26
Constructed	1	0
Closed or sold	(1)	(1)

Net salon openings	0	(1)

Open at end of period	25	25

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	December 31, 2003	June 30, 2003

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned Salons:
Open at beginning of period	1,033	861
Constructed	63	168
Acquired (1)	49	14
Relocations and conversions	0	(5)
Closed or sold	(4)	(5)

Net salon openings	108	172

Open at end of period	1,141	1,033

Franchised Salons:
Open at beginning of period	230	210
Constructed	18	33
Relocations and conversions (1)	(49)	(12)
Closed or sold	(1)	(1)

Net salon openings	(32)	20

Open at end of period	198	230

STRIP CENTERS
Company-owned Salons:
Open at beginning of period	1,928	1,476
Constructed	58	85
Acquired	55	446
Relocations and conversions	(10)	(16)
Closed or sold	(29)	(63)

Net salon openings	74	452

Open at end of period	2,002	1,928

Franchised Salons:
Open at beginning of period	2,172	1,988
Constructed	78	147
Acquired (3)	0	198
Relocations and conversions (1)	(61)	(82)
Closed or sold	(45)	(79)

Net salon openings	(28)	184

Open at end of period	2,144	2,172

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	December 31, 2003	June 30, 2003

INTERNATIONAL (2)
Company-owned Salons:
Open at beginning of period	399	382
Constructed	16	10
Acquired	6	17
Closed	(17)	(10)

Net salon openings	5	17

Open at end of period	404	399

Franchised Salons:
Open at beginning of period	1,627	1,684
Constructed	42	95
Closed or sold	(41)	(152)

Net salon openings	1	(57)

Open at end of period	1,628	1,627

Grand total, system-wide	9,775	9,617

TOTAL SYSTEM-WIDE SALONS
Company-owned Salons:
Open at beginning of period	5,563	4,776
Constructed	186	397
Acquired	129	560
Relocations and conversions (1)	(18)	(43)
Closed	(80)	(127)

Net salon openings	217	787

Open at end of period	5,780	5,563

Franchised Salons:
Open at beginning of period	4,054	3,908
Constructed	139	275
Acquired	0	198
Relocations and conversions (1)	(110)	(94)
Closed or sold	(88)	(233)

Net salon openings	(59)	146

Open at end of period	3,995	4,054

Grand total, system-wide	9,775	9,617

(1)	Represents primarily the conversion of franchise operations to company-owned.

(2)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret divisions and not included in the International salon totals.

(3)	Represents primarily the acquisition of franchise networks.

     Relocations represent a transfer of location by the same salon concept.

     Conversions represent the transfer of one salon concept to another concept.

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	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

		(Dollars in thousands)
Revenues by Concept:
Regis Salons	$119,906	$106,139	$239,091	$210,830
MasterCuts	43,671	42,225	87,217	84,931
Trade Secret	65,051	55,486	123,992	105,316
SmartStyle	69,964	54,774	138,411	107,271
Strip Center	123,521	115,911	249,165	229,634
International	50,339	40,224	95,297	76,000

	$472,452	$414,759	$933,173	$813,982

Included in the table above are franchise revenues of $26,620 and $26,131 for the three months ended December 31, 2003 and 2002, respectively, and $52,666 and $51,985 for the six months ended December 31, 2003 and 2002, respectively.

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED BALANCE SHEET (Unaudited)
as of December 31, 2003 and June 30, 2003
(Dollars in thousands, except par value)

	December 31,	June 30,
ASSETS	2003	2003

Current assets:
Cash	$87,663	$59,680
Receivables, net	35,427	31,947
Inventories	154,384	156,827
Deferred income taxes	17,620	18,469
Other current assets	12,998	12,737

Total current assets	308,092	279,660
Property and equipment, net	364,421	356,725
Goodwill	408,627	372,618
Other intangibles, net	67,641	64,498
Other assets	39,616	39,454

Total assets	$1,188,397	$1,112,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$18,066	$21,123
Accounts payable	53,453	56,175
Accrued expenses	130,424	121,767

Total current liabilities	201,943	199,065
Long-term debt	263,955	280,634
Other noncurrent liabilities	82,924	70,452
Shareholders’ equity:
Common stock, $.05 par value; issued and outstanding, 44,116,319 and 43,527,244 common shares at December 31 and June 30, 2003, respectively	2,206	2,176
Additional paid-in capital	220,493	207,650
Accumulated other comprehensive income	41,686	27,789
Retained earnings	375,190	325,189

Total shareholders’ equity	639,575	562,804

Total liabilities and shareholders’ equity	$1,188,397	$1,112,955

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues:
Company-owned salons:
Service	$306,630	$270,688	$609,582	$533,764
Product	139,202	117,940	270,925	228,233

	445,832	388,628	880,507	761,997

Franchise revenues:
Royalties and fees	18,380	17,280	36,489	34,398
Product sales	8,240	8,851	16,177	17,587

	26,620	26,131	52,666	51,985

Total Revenue	472,452	414,759	933,173	813,982
Operating expenses:
Company-owned salons:
Cost of service	171,577	152,683	341,982	300,311
Cost of product	70,671	56,603	139,002	113,275
Direct salon	39,154	34,385	77,701	69,790
Rent	64,759	56,920	127,818	110,702
Depreciation	15,293	13,017	29,891	25,756

	361,454	313,608	716,394	619,834
Franchise direct costs, including product and equipment	15,178	15,423	28,849	29,209
Corporate and franchise support costs	45,357	39,299	91,108	79,215
Depreciation and amortization	3,380	3,194	6,408	6,141

Total operating expenses	425,369	371,524	842,759	734,399

Operating income	47,083	43,235	90,414	79,583
Other income (expense):
Interest	(3,851)	(5,379)	(8,219)	(10,524)
Other, net	331	349	671	675

Income before income taxes	43,563	38,205	82,866	69,734
Income taxes	(15,901)	(14,632)	(30,246)	(26,444)

Net income	$27,662	$23,573	$52,620	$43,290

Net income per share:
Basic	$.63	$.55	$1.20	$1.00

Diluted	$.60	$.52	$1.15	$.96

Weighted average common and common equivalent shares outstanding:
Basic	43,893	43,236	43,795	43,266

Diluted	45,973	45,332	45,835	45,267

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended December 31,

	2003	2002

Cash flows from operating activities:
Net income	$52,620	$43,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34,888	30,308
Amortization	1,724	1,867
Deferred income taxes	5,901	703
Other	179	329
Changes in operating assets and liabilities*:
Receivables	(2,408)	(5,887)
Inventories	4,883	(21,604)
Other current assets	268	2,622
Other assets	(2,870)	(6,855)
Accounts payable	881	3,459
Accrued expenses	14,057	14,629
Other noncurrent liabilities	5,826	6,274

Net cash provided by operating activities	115,949	69,135

Cash flows from investing activities:
Capital expenditures	(34,404)	(32,930)
Proceeds from sale of assets	95	586
Business and salon acquisitions, net of cash acquired	(33,611)	(55,362)

Net cash used in investing activities	(67,920)	(87,706)

Cash flows from financing activities:
Borrowings on revolving credit facilities	385,175	431,000
Payments on revolving credit facilities	(396,150)	(419,000)
Proceeds from issuance of long-term debt	11,860	0
Repayments of long-term debt	(20,110)	(6,220)
Other, primarily decrease in negative book cash balances	(8,838)	(2,837)
Dividends paid	(2,631)	(2,605)
Repurchase of common stock	(3,373)	(10,234)
Proceeds from issuance of common stock	10,390	2,444

Net cash used in financing activities	(23,677)	(7,452)

Effect of exchange rate changes on cash	3,631	1,047

Increase (decrease) in cash	27,983	(24,976)
Cash:
Beginning of period	59,680	87,103

End of period	$87,663	$62,127

*	Changes in operating assets and liabilities do not include assets and liabilities assumed through acquisitions.

END